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EXHIBIT 10.9

Office Lease Between 9320 Wilshire Associates and Pacific
Crest Bank, dated May 16, 2001 (Beverly Hills Branch)

OFFICE LEASE

9320 WILSHIRE ASSOCIATES, LLC,

a California limited liability company,

as Landlord,

and

PACIFIC CREST BANK,

a California corporation,

as Tenant.

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INDEX

Page(s)
Abatement Event	16
Additional Rent	6
After-Hours Use	16
Alterations	17
ATM	14
Base Building	18
Base Rent	5
Base Year	6
Brokers	33
Building	3
Building Parking Area	3
Common Areas	3
Continuous Operation Failure	13
Eligibility Period	16
Estimate	11
Estimate Statement	11
Estimated Excess	11
Excess	11
Expense Year	6
Force Majeure	27
Interest Notice	4
Landlord	1
Landlord Parties	19
Landlord Termination Date	13
Landlord Termination Notice	13
Lease Commencement Date	3
Lease Expiration Date	3
Lease Term	3
Notices	32
Operating Expenses	6
Option Rent	4
Original Tenant	3
Outside Agreement Date	4
Permitted Assignee	3
Permitted Use	12
Premises	3
Proposition 13	10
Real Property	3
Renovations	35
Rent	6
Retail Bank	14
Retail Banking Purpose	14
Statement	11
Subject Space	23
Systems and Equipment	9
Tax Expenses	10
Tenant	1
Tenant Group	34
Tenant Improvements	20
Tenant's Share	10
Termination Date	5
Termination Notice	5
Transfer Notice	23
Transfer Premium	23
Transferee	23
Transfers	23

ii

9320 WILSHIRE BOULEVARD

OFFICE LEASE

    This Office Lease (the "Lease"), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the "Summary"), below, is made by and between 9320 Wilshire Associates, LLC, a California limited liability company ("Landlord"), and Pacific Crest Bank, a California corporation, ("Tenant").

SUMMARY OF BASIC LEASE INFORMATION

1.	Date:	May 16, 2001.
2.	Landlord:	9320 WILSHIRE ASSOCIATES, LLC, a California limited liability company
3.	Address of Landlord (Article 29,14)	P.O. Box 16717 Beverly Hills, California 90209-2717 Attention: Legal Notices
4.	Tenant:	Pacific Crest Bank, a California corporation
5.	Address of Tenant (Article 29.14):	Pacific Crest Bank 30343 Canwood Street, Suite 100 Agoura Hills, California 91301 Attention: Ms. Carloyn Reinhart, Senior Vice President
with a copy to:
Mark T. Young, Esq. Bernsley, Sievert, Young & Donahoe LLP 15910 Ventura Boulevard, Suite 1650 Encino, California 91436-2802
6.	Building and Premises (Article 1):
	6.1 Building:	9320 Wilshire Boulevard Beverly Hills, California 90212
	6.2 Premises:	Approximately 3,102 rentable square feet of space located on the ground floor of the Building, known as Suite 105, as set forth on Exhibit A attached hereto.
7.	Term (Article 2):
	7.1 Lease Term:	Three (3) years.
	7.2 Lease Commencement Date:	June 1, 2001.
	7.3 Lease Expiration Date:	May 31, 2004.
	7.4 Option Term:	One (1) option to renew for three (3) years, subject to and in accordance with the terms of Section 2.2 of this Lease.

8.	Monthly Base Rent (Article 3)	Lease Year	Monthly Base Rent
		1 2 3	$10,857.00 $11,182.71 $11,518.19
9.	Additional Rent (Article 4).
	9.1 Base Year:	The calendar year 2001.
	9.2 Tenant's Share:	6.53%
10.	Use (Article 5):	Retail banking and general office use consistent with a first-class office building, in any event excluding any medical and/or dental use.
11.	Security Deposit (Article 21)	$11,518.19
12.	Parking Spaces (Article 28):	Four (4) reserved parking spaces (the "Reserved Spaces") and six (6) unreserved parking passes (the "Unreserved Passes").
13.	Brokers (Section 29.21):	CB Richard Ellis, Inc. 1840 Century Park East, Suite 700 Los Angeles, California 90067
and
CB Richard Ellis, Inc. 15303 Venture Boulevard, Suite 200 Sherman Oaks, California 91403-3157
14.	Tenant Improvement Allowance:	None.

OFFICE LEASE

1.  REAL PROPERTY, BUILDING AND PREMISES.  Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the premises set forth in Section 6.2 of the Summary (the "Premises"), which are a part of the building set forth in Section 6.1 of the Summary (the "Building"). The Building is commonly known as "9320 Wilshire Boulevard". Landlord and Tenant hereby acknowledge and agree that the rentable square footage of the Premises shall be as set forth in Section 6.2 of the Summary and that the same shall not be subject to remeasurement or modification. The Building, the parking area servicing the Building (the "Building Parking Area"), any outside plaza areas, the land and other improvements surrounding the Building which are designated from time to time by Landlord (on a commercially reasonable basis) as "Common Areas," as that term is defined below, appurtenant to or servicing the Building, and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the "Real Property." Tenant's Share shall not be modified based upon any modification by Landlord of the Common Areas as permitted herein. Tenant shall have the non-exclusive right to use and enjoy in common with other tenants in the Building those portions of the Real Property which are provided for use in common by Tenant and any other tenants of the Real Property (the "Common Areas"). Subject to Landlord's reasonable rules and regulations, as set forth on Exhibit D, attached hereto, and Landlord's reasonable access control procedures, Tenant shall have the right of access to the Premises and the Building Parking Area twenty-four (24) hours per day, seven (7) days per week during the "Lease Term," as that term is defined in Article 2 of this Lease. Tenant hereby acknowledges that (i) Tenant has been and, as of the date hereof, is in occupancy of the Premises pursuant to the terms of a prior lease with Landlord's predecessor-in-interest, (ii) based upon the foregoing, Tenant shall continue to accept the Premises following the Lease Commencement Date in its then existing, "as is" condition, and (iii) except as specifically set forth in this Lease, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Building except as specifically set forth in this Lease.

2.  INITIAL LEASE TERM; OPTION TERM; TENANT TERMINATION RIGHT.

    2.1  Initial Term.  The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease (the "Lease Term") shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the "Lease Commencement Date") set forth in Section 7.2 of the Summary and shall terminate on the date (the "Lease Expiration Date") set forth in Section 7.3 of the Summary, unless sooner terminated or extended as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice of Lease Term dates in the form as set forth in Exhibit C, attached hereto, which notice Tenant shall execute and return to Landlord within five (5) days of receipt thereof.

    2.2  Option Term.

      2.2.1  Option Right.  Landlord hereby grants the Tenant named in this Lease (the "Original Tenant") or an assignee permitted or approved pursuant to the terms of Section 14.6 of this Lease (a "Permitted Assignee"), one (1) option to extend the Lease Term for a period of three (3) years (the "Option Term"), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in default under this Lease and Tenant has not previously been in default under this Lease more than once. Upon the proper exercise of such option to extend, and provided that, as of the end of the initial Lease Term, Tenant is not in default under this Lease and Tenant has not previously been in default under this Lease more than once, the Lease Term, as it applies to the Premises, shall be extended for a period of three (3) years. The rights contained in this Section 2.2 shall be personal to the Original Tenant or a Permitted Assignee and may only be exercised by the Original Tenant or a Permitted Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if the Original Tenant or a Permitted Assignee occupies the entire Premises.

      2.2.2  Option Rent.  The "Rent," as that term is defined in Section 4.1, below, payable by Tenant during the Option Term (the "Option Rent") shall be equal to the rent (including additional rent and considering any "base year" or "expense stop" applicable thereto), including all escalations, at which retail ground floor tenants rendering financial services, as of the commencement of the Option Term, are leasing non-sublease, non-encumbered, non-equity space comparable in size, location and quality to the Premises for a term of three (3) years, which comparable space is located in the Building and in the "Comparable Buildings," as that term is defined, below, in either event, taking into consideration only the following concessions: (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable spaces, and (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by Tenant based upon the fact that the precise tenant improvements existing in the Premises are specifically suitable to Tenant. For purposes of this Lease, the "Comparable Buildings" shall mean comparable first class office buildings located in that portion of the City of Beverly Hills, California, bordered on the North by "big" Santa Monica Boulevard, on the South by Charleville Road, on the West by the intersection of Wilshire Boulevard and Santa Monica Boulevard, and on the East by Palm Avenue.

      2.2.3  Exercise of Options.  The options contained in this Section 2.2 shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice (the "Interest Notice") to Landlord not more than fourteen (14) months nor less than twelve (12) months prior to the expiration of the initial Lease Term stating that Tenant may be interested in exercising its option, which Interest Notice shall not bind Tenant to lease the Premises during the Option Term; (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "Option Rent Notice") to Tenant not less than ten (10) months prior to the expiration of the initial Lease Term setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the earlier of (A) the date occurring nine (9) months prior to the expiration of the initial Lease Term and (B) the date occurring thirty (30) days after Tenant's receipt of the Option Rent Notice, exercise the option by delivering written notice thereof to Landlord, and upon, and concurrent with, such exercise, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 2.2.4 below.

      2.2.4  Determination of Option Rent.  In the event Tenant timely and appropriately objects to the Option Rent, Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) business days following Tenant's objection to the Option Rent (the "Outside Agreement Date"), then each party shall make a separate determination of the Option Rent, as the case may be, within five (5)  business days, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.4.1 through 2.2.4.7 below.

        2.2.4.1    Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate lawyer or broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of commercial properties in the Beverly Hills, California area. The determination of the arbitrators shall be limited solely to the issue area of whether Landlord's or Tenant's submitted Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.2 of this Lease. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date.

        2.2.4.2    The two arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

        2.2.4.3    The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Option Rent, and shall notify Landlord and Tenant thereof.

        2.2.4.4    The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

        2.2.4.5    If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

        2.2.4.6    If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 2.2.4.

        2.2.4.7    The cost of arbitration shall be paid by Landlord and Tenant equally.

    2.3  Tenant Termination Right.  Provided that Tenant is not in default under this Lease as of the date of Tenant's delivery of the "Termination Notice," as that term is defined below, the Original Tenant or a Permitted Assignee shall have the right, during the initial Lease Term only, to terminate this Lease, effective as of the date set forth in the Termination Notice (the "Termination Date"), which date shall in no event occur prior to the expiration of the eighteenth (18th) full calendar month of the Lease Term nor following the expiration of the initial Lease Term, provided that (i) Landlord receives written notice (the "Termination Notice") from Tenant on or before the date which is six (6) months prior to the Termination Date, stating Tenant's election to terminate this Lease pursuant to the terms and conditions of this Section 2.3, and (ii) concurrently with Landlord's receipt of the Termination Notice, Landlord receives from Tenant an amount (the "Termination Fee") equal to the sum of (A) the product of (a) three (3), and (b) the monthly Base Rent payable under this Lease as of the Termination Date, and (B) the product of (a) a fraction, the numerator of which equals the number of full and partial calendar months remaining in the Lease Term as of the Termination Date, and denominator of which equals thirty-six (36), and (b) $12,080.88, as consideration for and as a condition precedent to such early termination. Provided that Tenant terminates this Lease pursuant to the terms of this Section 2.3, this Lease shall automatically terminate and be of no further force or effect and Landlord and Tenant shall be relieved of their respective obligations under this Lease as of the Termination Date, except those obligations set forth in this Lease which specifically survive the expiration or earlier termination of this Lease, including, without limitation, the payment by Tenant of all amounts owed by Tenant under this Lease, up to and including the Termination Date.

3.  BASE RENT.  Tenant shall pay, without notice or demand, except as otherwise set forth in this Lease, to Landlord at its office in the Building, check for lawful money of the United States of America, base rent ("Base Rent") as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each month during the Lease Term, without any setoff or deduction whatsoever, except as otherwise set forth in this Lease. The Base Rent for the first full month of the Lease Term, which occurs after the expiration of any free rent period, shall be paid at the time of Tenant's execution of this Lease. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

4.  ADDITIONAL RENT.

    4.1  Additional Rent.  In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay, as additional rent, "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively, which are in excess of Direct Expenses incurred in the "Base Year," as that term is defined in Section 4.2.1 of this Lease; provided, however, that in no event shall any decrease in Direct Expenses for any "Expense Year," as that term is defined in Section 4.2.3 of this Lease, below the Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as "Rent" or "rent". All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

    4.2  Definitions.  As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

      4.2.1    "Base Year" shall be the period set forth in Section 9.1 of the Summary.

      4.2.2    "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."

      4.2.3    "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

      4.2.4    "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Real Property, including, without limitation, any amounts paid for (i), the cost of supplying all utilities, the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and any escalator and/or elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or similar program; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees or the lessor of any underlying or ground lease affecting the Real Property and/or the Building; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Building; (v) the cost of parking area repair, restoration, and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) fees, charges and other costs, including consulting fees, legal fees and accounting fees, of all contractors engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Building and Real Property; (vii) any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder); (viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Building, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one building of Landlord, then a prorated portion of such employees' wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Building; (ix) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Building; (x) operation, repair, maintenance and replacement of all "Systems and Equipment," as that term is defined below, and components thereof of the Building; (xi) the cost of janitorial, alarm and security service, window cleaning, trash removal, parking lot sweeping, landscape maintenance, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance of curbs and walkways and repair to roofs; (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building and Real Property; and (xiii) the cost of any capital improvements or other costs (I) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Building, or (II) made to the Building that are required under any governmental law or regulation, provided, however, that if any such cost described in (I) or (II), above, is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

        (a) costs, including marketing costs, legal fees, space planners' fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Building, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building (excluding, however, such costs relating to any common areas of the Building or parking facilities);

        (b) except as set forth in items (xii) and (xiii) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;

        (c) costs of utilities or services sold to Tenant for which the Landlord is reimbursed by Tenant or any tenant or occupant of the Building or by insurance by its carrier or any tenant's carrier or by anyone else (or would have been reimbursed if Landlord had used commercially reasonable efforts to collect such amounts), and electric power costs for which any tenant directly contracts with the local public service company;

        (d) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

        (e) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the

    Building (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Building). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Building, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants, and Landlord's general corporate overhead and general and administrative expenses;

        (f)  the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-á-vis time spent on matters unrelated to operating and managing the Building; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Building manager or Building engineer;

        (g) amount paid as ground rental for the Real Property by the Landlord;

        (h) except for a Building management fee, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Building to the extent the same exceeds the costs of such services rendered by qualified first-class unaffiliated third parties on a competitive basis;

        (i)  any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord;

        (j)  rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Building which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Real Property;

        (k) all items and services for which Tenant or any other tenant in the Building reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

        (l)  costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

        (m) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

        (n) rent for any office space occupied by Building management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the buildings comparable to and in the vicinity of the Building with adjustment where appropriate for the size of the applicable project;

        (o) costs arising from Landlord's charitable or political contributions;

        (p) costs of leasing commissions incurred in connection with the leasing of space in the Building;

        (q) costs arising from the gross negligence or willful misconduct of Landlord;

        (r) tax penalties resulting from Landlord's negligence, inability or unwillingness to make payments and/or to file returns when due; and

        (s) costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Building or on the Real Property prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Real Property, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Real Property after the date hereof by Landlord or any other tenant of the Building and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Real Properly, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto.

    Notwithstanding anything in this Section 4.2.4 to the contrary, Landlord shall not collect Operating Expenses from Tenant and all other tenants in the Building in an amount in excess of what Landlord incurred for the items included in Operating Expenses. Furthermore, any refunds or discounts actually received by Landlord for any category of Operating Expenses shall reduce Operating Expenses in the applicable Expense Year (pertaining to such category of Operating Expenses).

    If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Building is not at least ninety-five percent (95%) occupied during all or a portion of any Expense Year, Landlord may make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Building been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to be the amount of Operating Expenses for such year, or applicable portion thereof. Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses among different tenants of the Building (the "Cost Pools"). Such Cost Pools may include, but shall not be limited to, the office space tenants of the Building and the retail space tenants of the Building. Notwithstanding anything to the contrary set forth in this Article 4, when calculating Direct Expenses for the Base Year, Operating Expenses shall exclude market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages, or amortized costs relating to capital improvements. In no event shall the components of Direct Expenses for any Expense Year related to electrical costs be less then the components of Direct Expenses related to electrical costs in the Base Year. "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building in whole or in part. All assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law (except to the extent inconsistent with the general practice of the comparable buildings in the vicinity of the Building) and shall be included as Operating Expenses in the year in which the assessment or premium Installment is actually paid.

      4.2.5    "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, special assessment district payments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Building) which Landlord shall pay because of or in connection with the ownership, leasing and operation of the Real Property or Landlord's interest therein. If in any Expense Year subsequent to the Base Year, the amount of Tax Expenses decreases below the amount of Tax Expenses in the Base Year, then for purposes of such Expense Year and all subsequent Expense Years, the Base Year Tax Expenses shall be deemed to be reduced by the amount of such decrease. Tax Expenses shall include, without limitation:

         (i) any tax on the rent, right to rent or other income from the Real Property or as against Landlord's business of leasing any of the Real Property;

        (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

        (iii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and

        (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

    Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (a) federal, state and local income taxes, and (b) all other taxes to the extent applicable to Landlord's general, gross or net income (as opposed to rents, receipts or income attributable to operations at the Building).

      4.2.6    "Tenant's Share" shall mean the percentage set forth in Section 9.2 of the Summary.

    4.3  Calculation and Payment of Additional Rent.

      4.3.1  Calculation of Excess and Underage.  If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of Direct Expenses for the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, below, and as Additional Rent, an amount equal to the excess (the "Excess").

      4.3.2  Statement of Actual Direct Expenses and Payment by Tenant.  Following the end of each Expense Year, Landlord shall give to Tenant a statement (the "Statement") which Statement shall state the actual Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess or underage. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, within thirty (30) days following receipt of the Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in Section 4.3.3 below. In the event that the Statement shall indicate that Tenant paid more as Estimated Excess than the actual Excess, Tenant shall be credited the amount of such overpayment against the next month's rent due from Tenant under this Lease. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall, within thirty (30) days of receipt of a Statement setting forth the Excess, pay to Landlord an amount as calculated pursuant to the provisions of Section 4.3.1 of this Lease, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall. within thirty (30) days of Landlord's determination, deliver a check to Tenant in the amount of such overpayment. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term, provided that, other than Tax Expenses and costs incurred for utilities, Tenant shall not be responsible for Tenant's Share of any Direct Expenses which are first billed to Tenant more than two (2) calendar years after the end of the Expense Year to which such Direct Expenses relate.

      4.3.3  Statement of Estimated Direct Expenses.  Landlord, at Landlord's option, may elect to give Tenant a yearly expense estimate statement (the "Estimate Statement") which Estimate Statement shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Excess (the "Estimated Excess") as calculated by comparing Tenant's Share of Direct Expenses, which shall be based upon the Estimate, to Tenant's Share of Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment and twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

    4.4  Taxes and Other Charges for Which Tenant is Directly Responsible.  Tenant shall reimburse Landlord upon demand for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

      4.4.1    Said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord; provided, however, that Landlord acknowledges that the leasehold improvements existing in the Premises as of the date of this Lease are not above building standard for purposes of this Section 4.4.1;

      4.4.2    Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Real Property (including the Building Parking Area);

      4.4.3    Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; or

      4.4.4    Said assessments are levied or assessed upon the Real Property or any part thereof or upon Landlord and/or by any governmental authority or entity, and relate to the construction, operation, management, use, alteration or repair of mass transit improvements.

    4.5  Landlord's Books and Records.  Within one (1) year after receipt of a Statement by Tenant, if Tenant disputes the amount of Additional Rent set forth in the Statement, an independent certified public accountant (which accountant is a member of a nationally recognized accounting firm working on a non-contingency fee basis), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord's records with respect to the Statement at Landlord's offices, provided that Tenant is not then in default under this Lease and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be. In connection with such inspection, Tenant and Tenant's agents must agree in advance to follow Landlord's reasonable rules and procedures regarding inspections of Landlord's records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant's failure to dispute the amount of Additional Rent set forth in any Statement within one (1) year of Tenant's receipt of such Statement shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such Inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant's expense, by an independent certified public accountant (the "Accountant") selected by Landlord and subject to Tenant's reasonable approval; provided that if such determination by the Accountant proves that Direct Expenses were overstated by more than five percent (5.0%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord. In no event shall this Section 4.5 be deemed to allow any review of any of Landlord's records by any subtenant of Tenant. Tenant agrees that this Section 4.5 shall be the sole method to be used by Tenant to dispute the amount of any Direct Expenses payable or not payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights of law or in equity relating to such subject matter.

5.  USE OF PREMISES.

    5.1  Permitted Use; Use Restrictions.  Tenant shall use the Premises only for the purpose as set forth in Section 10 of the Summary (the "Permitted Use") and for no other use or purpose, unless first approved in writing by Landlord, which approval Landlord may withhold in its sole discretion. Tenant agrees that it shalt not use, or permit any person to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of any local, municipal or county governing body or other lawful authorities having jurisdiction over the Building. Tenant shall comply with all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Real Property. Subject to the terms of Section 29.25 of this Lease, Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of "Hazardous Materials" as that term is defined in Section 29.25 of this Lease.

Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Building or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Without limiting the foregoing, Tenant covenants not to do any of the following with respect to the Premises: (i) conduct any auction, fire, distress, going out of business, liquidation, bankruptcy or like sales in the Premises or on the Real Property; (ii) display, sell, lease, or offer for sale or lease, in any manner on the Premises or on the Real Property, alcoholic beverages or pornographic material of any kind, including books, magazines and movies; or (iii) engage in any activity or use the Premises for any purpose that is illegal or is not in keeping with the standards or character of the Building or would otherwise interfere with standard Building operations. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Real Property.

    5.2  Quality Standards.  Landlord and Tenant acknowledge that this Lease would not have been entered into by Landlord but for the high quality, first class reputation of Tenant in banking operations, and further acknowledge that Landlord's primary concern is with the quality and reputation of the retail operations located in the Building and, therefore, the character and quality of Tenant's operation are of paramount concern to Landlord. Accordingly Tenant agrees, as a material part of this Lease, that at all times during the Lease Term, Tenant shall utilize the Premises and operate its business therefrom prudently and in a first class manner.

    5.3  Maintenance of Premises.  Because of the location of the Premises in the Building and the critical importance of maintaining the Premises in a first-class condition so as not to detract from the appearance and condition of the Building, Landlord shall have the right during the Lease Term to approve the concept, plans and specifications for all improvements for the Premises. Landlord hereby approves the existing improvements located within the Premises. Once approved, Tenant agrees not to allow the improvements in the Premises to deteriorate beyond the standard approved by Landlord and to keep the same (as well as all personal property located in the Premises) in a first-class condition, reasonable wear and tear excepted.

    5.4  Tenant's Trade Name.  Tenant acknowledges that the name of Tenant's business establishment in the Premises is of utmost concern and importance to Landlord. Landlord shall therefore have the right to approve, in Landlord's sole discretion, the name of Tenant's business establishment to be located in the Premises. Landlord hereby approves the name "Pacific Crest Bank."

    5.5  Additional Rules and Regulations.  In addition to the rules and regulations and the other provisions of this Lease, Tenant hereby covenants not to: (i) use any area of the Real Property outside of the Premises (a) for the sale of any merchandise, (b) to solicit business, (c) except as specifically set forth in Article 23 of this Lease, to display signs, (d) for any business purpose, or (e) for public meetings or entertainment; (ii) use, or permit to be used, any sound broadcasting or amplifying device or any video or vending machine that can be heard outside of the Premises; or (iii) perform, or allow any employee or agent to perform, any act or carry on any practice that may (a) damage the Premises or any other part of the Real Property, or (b) disturb any other tenant or other person in the Building.

    5.6  Continuous Operation.  Tenant shall keep the Premises open for business at all times during the Lease Term during normal business hours (bank holidays excepted). Except to the extent required as a result of a casualty, in the event that Tenant shall fail to operate its business in the Premises during normal business hours for a period of five (5) consecutive business days (any such failure to be referred to herein as a "Continuous Operation Failure"), Landlord shall have the right, at its sole option, in addition to any other remedies available to Landlord, to terminate this Lease, effective as of the date set forth in the "Landlord Termination Notice," as that term is defined, below (the "Landlord Termination Date"), provided that Tenant receives written notice (the "Landlord Termination Notice")

from Landlord on or before the date which is thirty (30) days prior to the Landlord Termination Date stating Landlord's election to terminate the Lease pursuant to the terms and conditions of this Section 5.6. In the event that Landlord terminates the Lease pursuant to the terms of this Section 5.6, this Lease shall automatically terminate and be of no further force or effect and Landlord and Tenant shall be relieved of their respective obligations under the Lease as of the Landlord Termination Date, except those obligations set forth in the Lease which specifically survive the expiration or earlier termination of this Lease, including, without limitation, the payment by Tenant of all amounts owed by Tenant under this Lease up to and including the Landlord Termination Date.

    5.7  ATM.  Notwithstanding anything in this Lease to the contrary, subject to the terms of this Lease (including, without limitation, Article 8 of this Lease), Tenant shall have the right, at Tenant's sole cost and expense, during the Lease Term to install, operate and maintain one (1) automated teller machine ("ATM") in a location on the Real Property approved by Landlord facing either Wilshire Boulevard or Elm Drive, provided that (a) in no event shall Landlord be required to incur any costs or expenses of any kind in connection with the installation or operation of the ATM, and (b) in no event shall Landlord be obligated to alter the Building or the Building operations in any way (including, by way of example only, permitting access to the lobby of the Building during hours other than "Building Hours," as that term is defined in Section 6.1.1, below), in connection with the installation and operation of the ATM. Tenant hereby acknowledges and agrees that (i) Tenant shall be fully responsible for the maintenance, repair, compliance with laws and insuring of the ATM, (ii) Tenant shall comply with all laws, ordinances and regulations applicable to the ATM, (iii) Tenant's indemnity, as set forth in Section 10.1 of this Lease, shall specifically apply to any claims in connection with or related to the installation, operation maintenance or use of the ATM, and (iv) Tenant shall keep the ATM in good working order and the area surrounding the ATM in a neat and orderly condition. All aspects of the ATM, including, without limitation, the size, design, lighting, color, and manner of installation, shall be subject to the approval of Landlord. Tenant shall comply with the reasonable rules and regulations established by Landlord with regard to the ATM, the appearance of which shall at all times be consistent with the first-class nature of the Building. Prior to the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove the ATM and shall repair any and all damage to the Premises, Building and Real Property resulting from such removal. Tenant's right to the ATM, as set forth in this Section 5.7, shall be personal to the Original Tenant and may not be utilized by any assignee, sublessee or other transferee of the Original Tenant's interest in this Lease or the Premises.

    5.8  Exclusive Use.  Subject to the terms of this Section 5.8, Landlord shall not, following the date hereof, directly lease any space on the ground floor of the Building to a retail bank, retail savings and loan office, or retail credit union office (in any such instances, a "Retail Bank") for the purposes of operating a retail bank, retail savings and loan office, or retail credit union office (in any such instance, "Retail Banking Purpose"). The foregoing restriction is not intended to and shall not restrict the leasing by Landlord of ground floor space in the Building to any entity for any purpose other than Retail Banking Purposes. In addition, Landlord shall use commercially reasonable efforts (not including litigation) to withhold its consent to any assignment or sublease of space on the ground floor of the Building to a Retail Bank which shall utilize the subject space for Retail Banking Purposes so long as Landlord is entitled to withhold such consent pursuant to the terms of the applicable lease. Landlord's agreement to restrict its leasing activities as set forth in this Section 5.8 is specifically subject to all existing and subsequently adopted laws which prohibit or modify such restriction and is not applicable to existing tenants' leases. The foregoing rights of Tenant shall terminate (i) upon the occurrence of an uncured event of default under this Lease by Tenant (after the lapse of all applicable notice and cure periods), or (ii) at such time as Tenant fails to use the entire Premises for Retail Banking Purposes for a period of thirty (30) days or longer. The provisions of this Section 5.8 shall apply only to the Original Tenant or a Permitted Assignee which is a Retail Bank conducting Retail Banking Purposes at the

Premises, and not any other assignee, sublessee, or other transferee of the Original Tenant's interest in this Lease.

6.  SERVICES AND UTILITIES.

    6.1  Standard Tenant Services.  Landlord shall provide the following services and utilities on all days (unless otherwise stated below).

      6.1.1    Subject to reasonable change implemented by Landlord and all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Premises ("HVAC") form Monday through Friday from 8:00 a.m. to 6:00 p.m., and on Saturday from 9:00 a.m. to 1:00 p.m. (Collectively, the "Building Hours"), except for the date of observation of locally recognized holidays (collectively, the "Holidays").

      6.1.2    Landlord shall provide adequate electrical wiring and facilities for connection to Tenant's lighting fixtures and incidental use equipment, provided that the connected electrical load of the incidental use equipment and lighting fixtures does not exceed an average of four (4) watts per usable square foot of the Premises during the Building Hours, calculated on a monthly basis, and the electricity so furnished for incidental use equipment and lighting fixtures will be at a nominal one hundred ten (110) volts and no electrical circuit for the supply of incidental use equipment will require a current capacity exceeding twenty (20) amperes. Landlord shall, as an Operating Expense, also provide (i) city water for use in connection with any plumbing fixtures now or hereafter installed in the Building in accordance with this Lease, (ii) janitorial services five (5) days per week except the date of observation of the holidays, in and about the Premises, which services shall be performed by a bonded company consistent with those employed by buildings comparable to and in the vicinity of the Building, and (iii) nonexclusive automatic passenger elevator service at all times. If Tenant, with Landlord's prior written consent, uses electricity, water or heat or air conditioning in excess of that supplied by Landlord pursuant to this Section 6.1 of this Lease ("Excessive Use"), Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused such excess consumption. Landlord may, at its sole option, at any time during the Lease Term, install devices to separately meter Tenant's use of utilities and in such event Tenant shall pay the cost of Tenant's Excessive Use, on demand, as well as the cost of such additional metering devices; provided, however, that (i) the cost to Tenant for the additional metering devices shall in no event exceed an amount equal to One Thousand Two Hundred and No/100 Dollars ($1,200.00); and (ii) in the event Landlord elects to separately meter the Premises in accordance with the terms of this Section 6.1.2, and such meter indicates no Excessive Use by Tenant on an average basis during the next succeeding three (3) month period, the cost of such additional metering devices shall be paid for by Landlord. If any lights, machines or equipment (including, but not limited to, computers) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system, or generates substantially more heat in the Premises than would be generated by the Building standard lights and usual fractional horsepower office equipment, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance, including, but not limited to, modifications to the standard air conditioning equipment and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand of Landlord. Landlord shall replace Building standard light bulbs in the Premises as required from time to time, the cost of which shall be included in Operating Expenses.

    6.2  After-Hours Use.  Upon reasonable notice but in any event not less than twenty-four (24) hours prior notice by Tenant to Landlord, Landlord shall provide heat, ventilation cooling and electricity outside Business Hours (the "After-Hours Use"). Tenant shall pay Landlord upon demand for any such After-Hours Use at the rate generally charged by Landlord to tenants of the Building for After-Hours Use: provided, however, that in no event shall the cost of After-Hours Use for HVAC exceed the sum of (i) Fifty Dollars ($50.00) per hour, and (ii) the amount of any increase occurring after the date of this Lease in the actual cost to Landlord of providing such HVAC services. Subject to the terms of this Lease, HVAC and electricity shall be available to Tenant twenty-four (24) hours a day, seven (7) days a week.

    6.3  Interruption of Use.  Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent (except as specifically provided in Section 6.4, below) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying rent (except as specifically provided in Section 6.4, below) or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any services or utilities.

    6.4  Abatement of Rent.  In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of any failure to provide services or utilities as required by this Lease, which substantially interferes with Tenant's use of the Premises (an "Abatement Event"), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord's receipt of any such notice (the "Eligibility Period"), then the Base Rent and Tenant's Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant's Share of Direct Expenses for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Base Rent and Tenant's Share of Direct Expenses shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event. Except as provided in this Section 6.4, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder. Nothing contained in this Section 6.4 shall limit or modify Tenant's right to rent abatement in connection with a casualty as set forth in Section 11.1 of this Lease.

7.  REPAIRS.  Landlord shall be responsible for repairs to the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building, and the base building systems and equipment of the Building (including the base building plumbing, electrical and HVAC systems), except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant's expense, or, if covered by Landlord's insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Tenant shall, at Tenant's own expense, pursuant to the terms of this Lease, including Article 8 hereof, keep the Premises, including all improvements, fixtures, furnishings and equipment therein, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant's own expense but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, pursuant to the terms of this Lease, including Article 8 hereof, promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord's option if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code, or under any similar law, statute, or ordinance now or hereafter in effect.

8.  ADDITIONS AND ALTERATIONS.

    8.1  Landlord's Consent to Alterations.  Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord. Notwithstanding the foregoing, Landlord may withhold its consent for any reason, in its sole discretion, to any Alterations which are or may be visible from the exterior of the Premises or Building. Notwithstanding anything in this Section 8.1 to the contrary, Tenant shall be permitted to make purely cosmetic Alterations following five (5) business days notice to Landlord, but without Landlord's consent, to the extent that such Alterations do not (i) involve the expenditure of more than $15,000.00 in the aggregate per Alteration, nor (ii) affect the exterior appearance of the Building, the structural portions of the Building, or the systems and equipment in the Building.

    8.2  Manner of Construction.  Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its sole discretion may deem desirable, including, but not limited to, the requirement that upon Landlord's request, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term, and/or the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen selected by Landlord. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner in compliance with all applicable laws and with Landlord's construction rules and regulations, and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the "Base Building," as that term is defined below, then Landlord shall, at Tenant's expense, make such changes to the Base Building. The "Base Building" shall include the structural portions of the Building, and the public restrooms and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. If any Alterations will involve the use of or disturb hazardous materials or substances existing in the Premises, Tenant shall comply with Landlord's rules and regulations concerning such hazardous materials or substances. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or the common areas for any other tenant of the Building, and as not to obstruct the business of Landlord or other tenants in the Building, or interfere with the labor force working in the Building. In the event that Tenant makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Building management office a reproducible copy of the "as built" drawings of the Alterations.

    8.3  Payment for Improvements.  In the event Tenant orders any Alteration or repair work directly from Landlord, or from the contractor selected by Landlord, the charges for such work shall be deemed Additional Rent under this Lease, payable upon billing therefor, either periodically during construction or upon the substantial completion of such work, at Landlord's option. Upon completion of such work, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Whether or not Tenant orders any work directly from Landlord, Tenant shall pay to Landlord a percentage of the cost of such work (such percentage, which shall vary depending upon whether or not Tenant orders the work directly from Landlord, to be established on a uniform basis for the Building) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work.

    8.4  Landlord's Property.  All Alterations, improvements, fixtures and/or permanently affixed equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord. Furthermore, Landlord may, by written notice to Tenant delivered at least sixty (60) days prior to the end of the Lease Term, or given upon any earlier termination of this Lease, require Tenant at Tenant's expense to remove such Alterations and to repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises.

9.  COVENANT AGAINST LIENS.  Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

10.  INSURANCE.

    10.1  Indemnification and Waiver.  To the extent not prohibited by law, Landlord, its partners and their respective officers, agents, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Building or Real Property, or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Landlord. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

    10.2  Landlord's Liability and Fire and Casualty Insurance.  Landlord shall carry commercial general liability insurance with respect to the Building during the Lease Term, and shall further insure the Building during the Lease Term against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. Notwithstanding the foregoing provisions of this Section 10.2, the coverage and amounts of insurance carried by Landlord in connection with the Building shall, at a minimum, be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of comparable buildings in the vicinity of the Building (provided that in no event shall Landlord be required to carry earthquake insurance). Tenant shall, at Tenant's expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

    10.3  Tenant's Insurance.  Tenant shall maintain Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General

Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than $5,000,000.00 for each occurrence and $5,000,000.00 annual aggregate, with a deductible not in excess of $5,000.00. In addition, Tenant shall carry Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense at Tenant, and (ii) all existing and future improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant's request above the ceiling of the Premises or below the floor of the Premises (collectively, "Tenant Improvements"). Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

    10.4  Form of Policies.  The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-VII in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Building is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgages or ground or underlying lessor of Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor.

    10.5  Subrogation.  Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

    10.6  Additional Insurance Obligations.  Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested, not more frequently than annually, by Landlord.

11.  DAMAGE AND DESTRUCTION.

    11.1  Repair of Damage by Landlord and Tenant.  If the Premises or any common areas of the Building serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the base, shell and core of the Premises and such common areas. Such restoration shall be to substantially the same condition of the base, shell and core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building, or the lessor of a ground or underlying lease with respect to the Real Property and/or the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, Tenant shall promptly and diligently restore the Premises and return the Tenant Improvements to their original condition; provided that if the cost of such repair by Tenant exceeds the amount of insurance proceeds received by Tenant from Tenant's insurance carrier, the cost of such repairs shall be paid by Tenant. Amounts to be paid by Tenant for repairs hereunder shall be made by Tenant pursuant to a disbursement procedure reasonably acceptable to Landlord. Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Tenant shall select the contractors to perform such improvement work, subject to Landlord's reasonable approval. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, and if such damage is not the result of the willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Rent, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof. Tenant's right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

    11.2  Landlord's Option to Repair.  Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of such damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred eighty (180) days of the date of discovery of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or ground or underlying lessor with respect to the Real Property and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and the repairs cannot, in the reasonable judgment of Landlord, be completed within one hundred eighty (180) days after being commenced, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. In addition, in the event that the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord and Tenant shall each have the option to terminate this Lease by giving written notice to the other party of the exercise of such option within thirty (30) days after the date of such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

    11.3  Waiver of Statutory Provisions.  The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Real Property, and any statute or regulation of the state in which the Building is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Real Property.

12.  NONWAIVER.  No waiver of any provision of this Lease shall be implied by (i) any failure of either party to insist in any instance on the strict keeping, observance or performance of any covenant or agreement contained in this Lease or exercise any election contained in this Lease, or (ii) any failure of either party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently. Any waiver by either party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated.

13.  CONDEMNATION.  If the whole or any part of the Premises or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Building, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If a substantial portion of the Premises is taken which results in substantial interference with Tenant's use of the Premises, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than two hundred ten (210) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Real Property or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

14.  ASSIGNMENT AND SUBLETTING.

    14.1  Transfers.  Tenant acknowledges that the economic concessions and rental rates set forth in this Lease were negotiated by Landlord and Tenant in consideration of, and would not have been granted by Landlord but for (i) the high quality, first class, reputation of the Tenant in banking operations (it being acknowledged that Landlord's primary concern is with the quality and reputation of the retail operations located on the Real Property and, therefore, the character and quality of Tenant's operation are of paramount concern to Landlord), and (ii) the specific nature of the leasehold interest granted to Tenant hereunder, as such interest is limited and defined by various provisions throughout this Lease, including, but not limited to, the provisions of this Article 14 which define and limit the transferability of such leasehold interest. Accordingly, based upon the foregoing, Landlord and Tenant have agreed to the provisions of this Article 14, and have agreed that Tenant shall not have the right or power to assign, mortgage, pledge, encumber or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, or sublet the Premises or any part thereof (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"), without first procuring the written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. To request Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than forty-five (45) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the "Transfer Premium," as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require, and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord's review and processing fees, as well as any reasonable legal fees incurred by Landlord, in an amount not to exceed $1,500.00 for a Transfer in the ordinary course of business, within thirty (30) days after written request by Landlord.

    14.2  Landlord's Consent.  If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant's proposed subtenant or assignee) who claims they were damaged by Landlord's wrongful withholding or conditioning of Landlord's consent.

    14.3  Transfer Premium.  If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred. "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

    14.4  Landlord's Option as to Subject Space.  Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the effective date of the proposed Transfer. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.

    14.5  Effect of Transfer.  If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit, and if understated by more than ten percent (10%), Landlord shall have the right to cancel this Lease upon thirty (30) days' notice to Tenant.

    14.6  Non-Transfers.  Notwithstanding anything to the contrary contained in this Lease, neither (i) an assignment to a tranferee of all or substantially all of the assets of Tenant, (ii) an assignment of the Premises to a transferee which is the resulting entity of a merger or consolidation of Tenant with another entity, nor (iii) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), shall be deemed a Transfer under Article 14 of this Lease, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee as set forth in items (i) through (iii) above, and provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. "Control," as used in this Section 14.6, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

15.  OWNERSHIP AND REMOVAL OF TRADE FIXTURES.

    15.1  Surrender of Premises.  No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated.

    15.2  Removal of Tenant Property by Tenant.  Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

16.  HOLDING OVER.  If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

17.  ESTOPPEL CERTIFICATES.  Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto, (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Tenant shall execute and deliver any other instruments which may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

18.  SUBORDINATION.  This Lease is subject and subordinate to all present and future ground or underlying leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Landlord represents and warrants to Tenant that no deed of trust or mortgage encumbers Landlord's interest in the Building as of the date of this Lease. In consideration of, and as a condition precedent to, Tenant's agreement to permit its interest pursuant to this Lease to be subordinated to any particular future ground or underlying lease of the Building or the Real Property or to the lien of any mortgage or trust deed first encumbering Landlord's interest in the Building or the Real Property following the date of this Lease and to any renewals, extensions, modifications, consolidations and replacements thereof, Landlord shall deliver to Tenant a commercially reasonable non-disturbance agreement executed by the landlord under such ground lease or underlying lease or the holder of such mortgage or trust deed. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to do so, provided that such authorization shall in no way relieve Tenant from the obligation of executing such instruments of subordination or superiority.

19.  DEFAULTS; REMEDIES.

    19.1  Events of Default.  The occurrence of any of the following shall constitute a default of this Lease by Tenant:

      19.1.1    Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due; or

      19.1.2    The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than two (2) business days after notice from Landlord; or

      19.1.3    Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for fifteen (15) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a fifteen (15)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; or

      19.1.4    A Continuous Operation Failure by Tenant; or

      19.1.5    Abandonment, vacation or surrender of the Premises by Tenant.

    19.2  Remedies Upon Default.  Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

      19.2.1    Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following: (i) the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii) above, the "worth at the time of award' shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

    19.3  Sublessees of Tenant.  Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord' s sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

    19.4  Waiver of Default.  No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

20.  FORCE MAJEURE.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease, except as to Tenant's obligations under Articles 5 and 24 of this Lease (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

21.  SECURITY DEPOSIT  Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "Security Deposit") in the amount set forth in Section 11 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit.

22.  INTENTIONALLY DELETED.

23.  SIGNS.

    23.1  In General.  Subject to the terms hereof, any signs, notices, logos, pictures, names or advertisements which are installed and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as specifically set forth herein and in Section 23.2, below, Tenant may not install any signs in, on or about the Real Property, Building or Premises, or on any portions thereof or install any signs which are visible from the exterior of the Premises, the Building, the Real Property or any portion thereof. Without limiting the foregoing, Tenant shall not, without the prior written consent of Landlord, which consent may be withheld in Landlord's reasonable discretion (sole discretion to the extent the terms of items (A), (B) and (C) below are not satisfied), (i) affix any window or door lettering, sign decoration or advertising matter or any type of sun screen, tinting, film, solar screen or similar product to any window or door glass of the Premises, or (ii) erect or install any sign, window or door lettering placard, decoration, or advertising media of any type which is visible from the exterior of the Premises, or erect or install any of the foregoing which are suspended from the ceiling of the Premises, provided that any such signage must be (A) professionally designed and installed, (B) first-class in nature, and (C) consistent with signage maintained by other financial institutions in comparable buildings in the vicinity of the Building. Landlord acknowledges that Tenant's signage at the Premises, as of the date of this Lease, complies with the aforementioned standards. Any permitted sign under this Article 23 shall comply with all applicable ordinances of governmental and quasi-governmental agencies. All permitted signs shall be maintained by Tenant at its expense in a good and safe condition and appearance. Tenant shall repair any damage to the Premises, inside or outside, resulting from the erection, maintenance or removal of any signs.

    23.2  Eyebrow Signage.  Landlord hereby grants the Original Tenant the right to maintain Tenant's existing sign located between the first and second floors of the Building (the "Eyebrow Sign"). The Eyebrow Sign shall at all times be subject to all applicable governmental laws, rules, regulations, codes and approvals. Any changes to the content, size, design, specifications, precise location, graphics, materials, colors and other specifications of the Eyebrow Sign shall be subject to the approval of Landlord, which approval may be withheld in Landlord's sole discretion, and shall be consistent with the exterior design, materials and appearance of the Building and the signage program of the Building. Tenant shall be responsible for all costs and expenses incurred in connection with the design, construction, installation, repair, operation, maintenance and compliance with laws of the Eyebrow Sign. Tenant's signage rights set forth in this Section 23.3 shall be personal to the Original Tenant and may not be assigned to any assignee or sublessee or any other person or entity. In addition, Tenant's signage rights set forth in this Section 23.3 shall terminate at any time during the Lease Term during which the Original Tenant fails to physically occupy the entire Premises. Upon the expiration of the Lease Term or the earlier termination of Tenant's signage rights under this Section 23.3, Tenant shall, at Tenant's sole cost and expense, remove the Eyebrow Sign and repair any and all damage to the Building caused by such removal.

24.  COMPLIANCE WITH LAW.  Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures. Tenant shall be responsible, at its sole cost and expense, to make all improvements and alterations to the Promises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

25.  LATE CHARGES.  If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after said amount is due, or if any check delivered to Landlord by Tenant shall be returned for insufficient funds, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due. In addition to the late charge, in the event any check is returned for insufficient funds, Tenant shall pay to Landlord, as Additional Rent, the sum of $50.00. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid when due shall thereafter bear interest until paid at a rate equal to ten percent (10%) per annum, provided that in no case shall such rate be higher than the highest rate permitted by applicable law. In the event that more than one (1) check of Tenant is returned for insufficient funds in any twelve (12) month period, Landlord shall have the right to require that any or all subsequent payments by Tenant to Landlord be in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, notwithstanding any prior practice of accepting payments in any different form.

26.  LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT.

    26.1  Landlord's Cure.  All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant, make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

    26.2  Tenant's Reimbursement.  Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) subject to the terms of Section 29.18 of this Lease, sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

27.  ENTRY BY LANDLORD.  Landlord reserves the right at all reasonable times and upon reasonable notice to the Tenant to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to the ground or underlying lessors; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

28.  TENANT PARKING.

    28.1  In General.  Tenant shall rent Reserved Spaces in the amount set forth in Section 12 of the Summary in the Building Parking Area. In addition, Tenant shall have the right to rent Unreserved Passes in the amount set forth in Section 12 of the Summary in the Building Parking Area. Subject to the foregoing, Tenant shall have the right to increase or decrease the number of Unreserved Passes rented by Tenant upon not less than thirty (30) days notice to Landlord; provided, however, that Tenant shall have the right to recommence renting previously unrented Unreserved Passes only to the extent the same are available, as determined by Landlord in its reasonable discretion. Tenant's Reserved Spaces shall be in the following locations: (i) one (1) Reserved Space shall be located in the general reserved parking area; (ii) two (2) Reserved Spaces shall be located in the visitor reserved parking area; and (iii) one (1) Reserved Space shall be located in the loading area. The particular Reserved Spaces allocated to Tenant shall be as reasonably designated by Landlord; provided, however, that the one (1) Reserved Space located in the loading area shall be the Reserved Space utilized by Tenant as of the date of this Lease. Tenant shall pay the prevailing rate charged by Landlord from time to time with respect to the parking spaces and/or passes rented by Tenant, provided that one (1) of Tenant's Reserved Spaces shall at all times be provided to Tenant free of charge. Tenant shall pay any applicable parking taxes associated with Tenant's parking. Tenant's continued right to use the parking spaces and/or passes is conditioned upon Tenant abiding by all rules and regulations (the "Parking Rules and Regulations") which are prescribed from time to time for the orderly operation and use of the Building Parking Area (the current form thereof is attached to this Lease as Exhibit F) and upon Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations. Landlord specifically reserves the right to change the size, configuration, design, layout, location and all other aspects of the Building Parking Area and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Building Parking Area, or relocate Tenant's parking spaces to and/or passes other parking structures and/or surface parking areas within a reasonable distance of the Premises, for purposes of permitting or facilitating any such construction, alteration or improvements with respect to the Building Parking Area or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located on the Real Property. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord and such owner.

    28.2  Parking Validations.

      28.2.1  Validation Stamp.  Landlord shall supply Tenant with a "stamp" or other validation system (in either event, the "Validation Stamp") pursuant to which Tenant may validate its visitors' parking for a period of twenty (20) minutes; provided, however, that in the event that Tenant shall utilize the Validation Stamp more than four hundred (400) times (the "Permitted Validation Quantity") in any calendar month, then Tenant shall, promptly upon demand by Landlord, pay to Landlord the prevailing visitor rates associated with such excess usage. In the event that Tenant shall utilize less than the Permitted Validation Quantity in any calendar month, such unused portion thereof shall not carry over to the next or any subsequent calendar month.

      28.2.2  Validation Stickers.  Tenant shall have the right, at Tenant's sole option, to purchase validation stickers ("Validation Stickers") from Landlord for distribution to Tenant's visitors. Tenant shall pay to Landlord the prevailing rate charged by Landlord for such Validation Stickers.

29.  MISCELLANEOUS PROVISIONS.

    29.1  Binding Effect.  Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

    29.2  No Air Rights.  No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

    29.3  Modification of Lease.  Should any current or prospective mortgagee or ground lessor for the Building require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor. Should Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within ten (10) days following the request therefor.

    29.4  Transfer of Landlord's Interest.  Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property and Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Real Property and Building and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

    29.5  Prohibition Against Recording.  Except as provided in Section 29.3 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

    29.6  Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

    29.7  Application of Payments.  Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect, unless Tenant designates in writing how the applicable payment is to be applied.

    29.8  Time of Essence.  Time is of the essence of this Lease and each of its provisions.

    29.9  Partial Invalidity.  If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

    29.10  No Warranty.  In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

    29.11  Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.

    29.12  Right to Lease.  Subject to the terms of Section 5.8 of this Lease, Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building.

    29.13  Waiver of Redemption by Tenant.  Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

    29.14  Notices.  All notices, demands, statements or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is mailed as provided in this Section 29.14 or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

    29.15  Landlord Exculpation.  It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.15 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

    29.16  Joint and Several.  If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

    29.17  Authority.  If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Building is located and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

    29.18  Attorneys' Fees.  If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

    29.19  Governing Law.  This Lease shall be construed and enforced in accordance with the laws of the State of California.

    29.20  Submission of Lease.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

    29.21  Brokers.  Landlord and Tenant warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease, excepting only the real estate brokers or agents specified in Section 13 of the Summary (the "Brokers"). Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, other than the Brokers.

    29.22  Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

    29.23  Building Name and Signage.  Landlord shall have the right at any time to change the name of the Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity, without the prior written consent of Landlord, which consent, provided such use is first class in nature, shall not be unreasonably withheld, conditioned or delayed.

    29.24  Transportation Management.  Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

    29.25  Hazardous Material.  Except for general office supplies (i) typically used in an office in the ordinary course of business (such as copier toner, liquid paper, glue, ink, and cleaning solvents); (ii) used in their designed manner; and (iii) in such amounts customary in the ordinary course of office business operations, neither Tenant nor its agents, employees, contractors. licensees, sublessees, assignees, concessionaires or invitees (the "Tenant Group") shall use, handle, store or dispose of any "Hazardous Material," as that term is defined below, in, on, under or about the Premises, the Building or the Real Property. If Tenant fails to comply with the foregoing restriction, Tenant shall be solely responsible for and shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminution in the value of the Premises, Building or the Real Property, sums paid in settlement of claims, and attorneys' fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of any contamination directly or indirectly arising from the Tenant Group activities. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work, and shall survive the expiration or earlier termination of this Lease. Upon Landlord's approval, Tenant shall promptly take all actions, at its sole cost and expense, as are necessary to return the Premises, Building or Real Property to the condition existing prior to the introduction of any such Hazardous Material. Furthermore, Tenant shall immediately notify Landlord upon receipt of any notice or other communication of any inquiry, test, investigation or enforcement proceeding concerning the presence of any Hazardous Material on the Premises, Building or Real Property. Tenant acknowledges that Landlord, at Landlord's election, shall have the sole right, at Tenant's expense, to negotiate, defend, approve and appeal any action taken or order issued by any governmental authority with regard to any Hazardous Material contamination directly or indirectly arising from the Tenant Group activities. "Hazardous Material" shall mean asbestos, any petroleum fuel, and any hazardous or toxic substance, material or waste which is or become regulated by any local governmental authority, the State of California or the United States Government or any political subdivision thereof, including, but not limited to, any material or substance defined as a "hazardous waste", "extremely hazardous waste", "restricted hazardous waste", "hazardous substance", "hazardous material" or "toxic pollutant" under the California Health and Safety Code and/or under the Comprehensive Environmental Response, Compensation and Liability Act, 42. U.S.C. 9601, et seq. Tenant acknowledges that Landlord may incur costs (A) for complying with laws, codes, regulations or ordinances relating to Hazardous Material, or (B) otherwise in connection with Hazardous Material. Tenant agrees that the costs incurred by Landlord with respect to, or in connection with, complying with laws, codes, regulations or ordinances relating to Hazardous Material shall be an Operating Expense, unless the cost of such compliance, as between Landlord and Tenant, is made the responsibility of Tenant under this Lease.

    29.26  Intentionally Deleted.

    29.27  Landlord Renovations.  It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the

Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein. However, Tenant acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Building, Premises, and/or Real Property, including without limitation the Building Parking Area, common areas, systems and equipment, roof, and structural portions of the same. In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Real Property, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations. Notwithstanding anything to the contrary contained herein, in connection with any Renovations, Landlord shall use commercially reasonable efforts to minimize interference with Tenant's use of, and access to, the Premises.

    29.28  Counterparts.  This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

    29.29  Asbestos Disclosures.  Tenant specifically acknowledges that Tenant has been advised that asbestos-containing materials may have been used in the initial construction of the Building, and may have been used in connection with various additions and improvements made thereafter from time to time.

    IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

"Landlord":
9320 Wilshire Associates, LLC, a California limited liability company
	By:		Its Manager Lexington Commercial Holdings, Inc., a California Corporation
/s/ ALISA J. FREUNDLICH Alisa J. Freundlich, Chief Operating Officer
"Tenant":
Pacific Crest Bank, a California Corporation
	By:	/s/ CAROLYN REINHART
		Its:	Senior Vice President
	By:	/s/ LYLE C. LODWICK
		Its:	EVP

EXHIBIT A

OUTLINE OF PREMISES

[MAP]

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EXHIBIT B

INTENTIONALLY DELETED

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EXHIBIT C

NOTICE OF LEASE TERM DATES

To:

Re:
Office Lease dated , 20 , between 9320 Wilshire Associates, LLC, a California limited liability company, and , a (collectively, "Landlord"), and , a ("Tenant") concerning Suite of the office Building located at 9320 Wilshire Boulevard, Beverly Hills, California 90212.

Gentlemen:

    In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

    1.  That the Premises are Ready for Occupancy, and that the Lease Term shall commence as of         for a term of         ending on        .

    2.  That in accordance with the Lease, Rent commenced to accrue on                 .

    3.  If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

    4.  Rent is due and payable in advance on the first day of each and every month during the Lease Term. Your rent checks should be made payable to                  at                 .

    5.  The exact number of rentable square feet within the Premises is      square feet.

    6.  Tenant's Share as adjusted based upon the exact number of rentable square feet within the Premises is    %.

"Landlord":
9320 Wilshire Associates, LLC, a California limited liability company
	By:	Its Manager Lexington Commercial Holdings, Inc., a California Corporation
Alisa J. Freundlich, Chief Operating Officer
Agreed to and Accepted as of , 20 .
"Tenant":
[TENANT NAME AND LEGAL ENTITY],
By:
Its:

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EXHIBIT D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building.

    1.  Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

    2.  All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

    3.  Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

    4.  Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

    5.  No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building. In no event shall Tenant's use of the elevators for any such purpose be permitted during the hours of 7:00 a.m. - 9:00 a.m., 11:30 a.m. - 1:30 p.m. and 4:30 p.m. - 6:30 p.m.

    6.  Landlord shall have the right to control and operate the public portions of the Building, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

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    7.  The requirements of Tenant will be attended to only upon application at the Office of the Building or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

    8.  Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate with Landlord or Landlord's agents to prevent same.

    9.  The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

    10. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained.

    11. No vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

    12. Tenant shall not use or keep in or on the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or Hazardous Material.

    13. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.

    14. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other Tenants or those having business therein.

    15. Tenant shall not bring into or keep within the Building or the Premises any animals, birds, bicycles or other vehicles.

    16. No cooking shall be done or permitted by any tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other Tenants.

    17. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

    18. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

    19. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

    20. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system,

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and shall refrain from attempting to adjust any controls. This includes the closing of exterior blinds, disallowing the sun rays to shine directly into areas adjacent to exterior windows.

    21. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

    22. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

    23. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

    24. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building.

    25. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

    26. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

    27. The washing and/or detailing of or, the installation of windshields, radios, telephones in or repairs on, automobiles shall not be allowed on the Real Property.

    28. Food vendors shall be allowed in the Building upon receipt of a written request from the Tenant. The food vendor shall service only the tenants that have a written request on file in the Building Management Office. Under no circumstance shall the food vendor display their products in a public or common area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building.

    29. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

    30. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority.

    31. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

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EXHIBIT E

FORM OF TENANT'S ESTOPPEL CERTIFICATE

    The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of               , 19     and between 9320 WILSHIRE COMPANY, a California limited liability company, and the undersigned as Tenant, for Premises on the              floor(s) of the office Building located at 9320 Wilshire Boulevard, Beverly Hills, California 90212.

    1.  Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

    2.  The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on             .

    3.  The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

    4.  Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

    5.  Tenant shall not modify the documents contained in Exhibit A or prepay any amounts owing under the Lease to Landlord in excess of thirty (30) days without the prior written consent of Landlord's mortgagee.

    6.  Base Rent became payable on             .

    7.  The Lease Term expires on             .

    8.  All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

    9.  No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

    10. As of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

    11. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through             . The current monthly installment of Base Rent is $     .

    12. The undersigned acknowledges that this Estoppel certificate may be delivered to Landlord's prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

    13. In the event of a default by the Landlord under any of the terms and conditions of the Lease, the undersigned at the same time notice thereof is given to the Landlord, will notify holder of any first mortgage or deed of trust (each, a "Mortgagee") covering the Property, provided Landlord has provided Tenant the address of such Mortgagee. In the event that the default is not cured by the Landlord within the time provided for under the terms and conditions of the Lease and provided the Mortgagee has given the undersigned written notice of Mortgagee's intention to cure such default, the undersigned will allow the Mortgagee the opportunity and sufficient additional time within which to correct Landlord's default, provided the Mortgagee diligently pursues such cure.

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    14. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Building is located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

    Executed at                          on the              day of                         20    .

"Tenant":

____________________________________,
a ____________________________________
By: ____________________________________
Its: ____________________________________
By: ____________________________________
Its: ____________________________________

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EXHIBIT F

PARKING RULES AND REGULATIONS

    1.  Tenant shall not park or permit the parking of any vehicle under its control in any parking area designated by Landlord as areas for parking by visitors. Tenant shall not leave vehicles in the parking area overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks.

    2.  Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

    3.  No extended term storage of vehicles shall be permitted.

    4.  Vehicles must be parked entirely within the painted stall lines of a single parking stall. Landlord reserves the right to use stack parking at any time

    5.  All directional signs and arrows must be observed.

    6.  Parking is prohibited:

      (a) in areas not striped for parking;

      (b) in driveways;

      (c) where "no parking" signs are posted;

      (d) in cross-hatched areas; and

      (e) In such other areas as may be designated by Landlord or its parking operator.

    7.  Landlord is not responsible and shall have no liability whatsoever for any damage to vehicles or persons including but not limited to damage by water, fire, or defective brakes, or parts, or for the acts or omissions of others, or for loss of articles left in vehicles.

    8.  Loss or theft of parking identification devices from vehicles must be reported to the parking operator immediately, and a lost or stolen report must be filed at that time. Landlord has the right to exclude any vehicles from the parking facilities that does not have an identification device.

    9.  Any parking identification devices reported lost or stolen which are found on any unauthorized vehicle will be confiscated and the illegal holder will be subject to prosecution.

    10. Lost or stolen identification devices found by the Tenant should be reported to the parking facility office or property manager immediately to avoid confusion.

    11. Washing, waxing, cleaning or servicing of any vehicle in any area by Tenant and/or his agent is prohibited.

    12. Tenant shall acquaint all persons to whom Tenant assigns parking space of these Rules and Regulations. Parking facility managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

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QuickLinks

EXHIBIT 10.9
Office Lease Between 9320 Wilshire Associates and Pacific Crest Bank, dated May 16, 2001 (Beverly Hills Branch)
OFFICE LEASE
[MAP]
EXHIBIT B
INTENTIONALLY DELETED
EXHIBIT C
NOTICE OF LEASE TERM DATES
EXHIBIT E FORM OF TENANT'S ESTOPPEL CERTIFICATE
EXHIBIT F PARKING RULES AND REGULATIONS